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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2005, relating to the financial statements and financial statement schedule, which appears in Halozyme Therapeutics, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, CA
June 10, 2005